AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2003
                                                     REGISTRATION NO. 333-103743
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM F-4/A1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  GENTERRA INC.
             (Exact name of Registrant as specified in its charter)

                                     ONTARIO
      (State or other jurisdiction of incorporation or organization)

                                      3312
            (Primary Standard Industrial Classification Code Number)

                                       N/A
                         (I.R.S. Employer Identification
                                     No. )

                                 106 AVENUE ROAD
                                TORONTO, ONTARIO
                                 M5R 2H3 CANADA
                                 (416) 920-0500
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                          Dolgenos Newman & Cronin LLP
                          96 Spring Street, 8th Floor
                               New York, NY 10012
                                 (212) 925-2800
                  ---------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

          IRWIN SINGER                             DENNIS P. McConnell, ESQ.
          BARRISTER & SOLICITOR                    DOLGENOS NEWMAN & CRONIN LLP
          24 HAZELTON AVENUE                       96 SPRING STREET
          TORONTO, ONTARIO M5R-2E2                 NEW YORK, NEW YORK 10012

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the amalgamation described herein have been satisfied or waived.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      AGGREGATE OFFERING   AGGREGATE OFFERING     AMOUNT OF
      SECURITIES TO BE REGISTERED          REGISTERED(1)      PRICE PER UNIT(2)         PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Class A Shares......................    16,084,476            US$0.136                US$1,749,991         US$161
Class C Preferred Shares, Series 1 .     1,709,115            US$0.484                US$  827,212         US$ 77
TOTAL REGISTRATION FEE                                                                                     US$238
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

(1) Based upon an assumed maximum number of shares that may be issued in the Amalgamation described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the book value of the securities to be cancelled in connection with the Amalgamation described herein.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 2nd day of April, 2003

                                          GENTERRA INC.

                                          By:     /s/ STAN ABRAMOWITZ
                                            ------------------------------------
                                                     Stan Abramowitz,
                                                       Secretary

                                LIST OF EXHIBITS

 EXHIBIT
 NUMBER                                   DESCRIPTION                           PAGE
---------                                 -----------                           ----
 2.1        --    Amalgamation Agreement dated as of January 20, 2003
                    between Genterra Invesment Corporation and Mirtronics Inc.*
 3.1(i)     --    Articles of Incorporation of Genterra Inc., as amended
                  to date (proposed Articles to be filed by amendment)
 3.1(ii)    --    By-Laws of Genterra Inc (proposed by-laws to be filed by amendment)
 3.2(i)     --    Articles of Amalgamation dated October 4, 1988 between International Mirtone Inc. and Ianjoy Investments Inc.
 3.2(ii)    --    Articles of Amendment of International Mirtone Inc. dated February 21, 1990
 3.2(iii)   --    Articles of Amendment of Mirtronics Inc. dated May 15, 1997
 3.3(i)     --    Articles of Amalgamation dated April 30, 1999 between Genterra Investment Corporation and Unavest Capital Corp
 3.3(ii)    --    Articles of Amendment of Genterra Investment Corporation dated June 26, 2000
 5          --    Opinion of Dolgenos Newman & Cronin LLP (to be filed by amendment)
 10(i)      --    140 Wendell 1st Mortgage dated January 2, 1975 Canada Life
10(ii)      --    140 Wendell 2nd Mortgage dated January 2, 1975 Royal Bank
10(iii)     --    Mortgage on Glendale dated December 18, 1996 Laurentian Bank of Canada
10(iv)      --    Genterra Investment Corporation Mortgage to Rallets Realty dated November 15, 1997
10(v)       --    Genterra Investment Corporation Loan to Aldergreen Estates dated July 20, 1998
10(vi)      --    Genterra Investment Corporation Loan to Rallets Realty dated June 17, 1999
21          --    Subsidiaries of Genterra Inc.*
23(i)       --    Consent of KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP (Toronto, Ontario)*
23(ii)      --    Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)
24          --    Power of Attorney*

---------

* Reference is made to the correspondingly numbered Exhibit to to the Company's Registration Statement on Form F-4, Registration No. 333-103743 filed with the Commission on March 11, 2003, which is incorporated herein by reference.

     Copies of the exhibits filed with this Registration Statement on Form F-4 do not accompany copies hereof for distribution to shareholders of Mirtronics Inc. Genterra Inc. will furnish a copy of any such exhibits to any shareholder requesting the same.